                                                                  EXHIBIT 5.1(a)

                         SIDLEY AUSTIN BROWN & WOOD LLP

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 SAN FRANCISCO                   FOUNDED 1866                          LONDON
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WASHINGTON, D.C.                                                       SHANGHAI
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                                                                      SINGAPORE
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                                                                        TOKYO

                                                      September 10, 2004

IndyMac ABS, Inc.
155 North Lake Avenue
Pasadena, California 91101

                  Re: IndyMac ABS, Inc.
                      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for IndyMac ABS, Inc., a Delaware corporation
(the "COMPANY"), in connection with the preparation of a registration statement on Form S-3 (the "REGISTRATION STATEMENT") relating to Mortgage Pass-Through
Certificates (the "CERTIFICATES") and Asset Backed Notes (the "NOTES" and,
together with the Certificates, the "SECURITIES"), issuable in series (each, a
"SERIES"). The Registration Statement is being filed pursuant to Rule 429 under the Securities Act of 1933, as amended. As set forth in the Registration
Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "AGREEMENT") among the Company, a trustee (the "TRUSTEE")
and, where appropriate, a master servicer (the "MASTER SERVICER") to be identified in the prospectus supplement for such Series of Securities.

         We have examined copies of the Company's Certificate of Incorporation and Bylaws, the forms of each Agreement previously filed as Exhibits 4.1, 4.2,
4.3, 4.4 and 4.5 to registration statement No. 333-47158, the forms of
Securities included in any Agreement, the Prospectus, and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. When any Agreement for a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Master Servicer, if any, the Trustee and any other party thereto for such Series, such Agreement will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

         2. When a Series of Certificates has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and countersigned by the Trustee for such Series in accordance with the terms of the related Agreement, and issued and delivered against payment thereof as contemplated in the Registration Statement, such Series of Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

         3. When a Series of Notes has been duly authorized by all necessary action on the part of the issuer thereof (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Indenture Trustee for such Series in accordance with the terms of the related indenture and issued and delivered against payment therefor as described in the Registration Statement, such Series of Notes will constitute legal, valid and binding obligations of the issuer thereof, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles, and such Series of Notes will be entitled to the benefits and security provided by the related indenture.

         4. The information set forth in each Prospectus under the caption
"Federal Income Tax Consequences", to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. The opinions set forth in each Prospectus under the heading "Federal Income Tax Consequences" are hereby confirmed and adopted.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of
America.

         We hereby consent to the use of our name in the Prospectus under the captions "Federal Income Tax Consequences" and "Legal Matters", and to the
filing of this opinion as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of
1933, as amended, or the rules and regulations of the Securities and Exchange
Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                           Very truly yours,

                                           /s/ Sidley Austin Brown & Wood LLP
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                                               Sidley Austin Brown & Wood LLP

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